Exhibit 10.30
AMENDMENT NO. 5
to
AGREEMENT AND PLAN OF REORGANIZATION
Dated February 19, 2007

THIS AMENDMENT NO.5 (the "Amendment"), made as of this 31st day of December, 2007, is made by and among Magnitude Information Systems, Inc. ("Magnitude"), Kiwibox Media, Inc. ("Kiwibox"), Michael Howard, Lin Dai and Ivan Tumanov, individuals, who are the shareholders of Kiwibox (the "Kiwibox Shareholders").

BACKGROUND:

WHEREAS, Magnitude, Kiwibox and the Kiwibox Shareholders executed and delivered a certain Agreement and Plan of Reorganization, dated February 19, 2007 (the "Agreement") that scheduled the closing of the transactions described therein to take place on or before March 31, 2007 and extended the closing date from on and about March 31, 2007 to May 15, 2007 by virtue of Amendment No. 1 dated April 4, 2007; and

WHEREAS, due to certain delivery requirements, the parties further amended the Agreement and rescheduled the closing date from on or about May 15, 2007 to June 18, 2007 by virtue of Amendment No. 2, and;

WHEREAS, on July 30, 2007 the parties executed and delivered Amendment No. 3 to the Agreement providing for (A) a new schedule for the payments due to the Kiwibox Shareholders; (B) a new schedule for the overall investment of the $3.5 million Magnitude has committed to raise and invest into Kiwibox; (C) certain penalty provisions and termination rights in the event of an uncured default, and; (D) a new closing date of August 16, 2007;

WHEREAS, the Kiwibox acquisition closed on August 16, 2007 and due to delays by Tell Capital AG in its payments commitments, the parties have agreed to extend the Company payment date for the payment due November 1, 2007 in the amount of $625,000 until December 31, 2007 in consideration of certain cash payments agreed to be made by Magnitude;

WHEREAS, the parties, in their respective best interests, desire to further amend the Agreement to accommodate the investment schedule for the Kiwibox investments.

NOW, THEREFORE, in consideration of the mutual promises and covenants made by the parties to each other, the parties agree as follows:

A. Amendment of Agreement: The parties hereto agree to amend the Agreement, as amended by Amendment No. 3 and Amendment No. 4 to the Agreement effective as of the date set forth above, as follows:

1. Magnitude $3.5 million Investment. Section 3D of Amendment No. 4 shall be amended by deleting the date of December 1, 2007 and substituting in lieu thereof the date of January 1, 2008:

2. Magnitude $3.5 Million Investment. Section 3E of Amendment No. 3 shall be amended by deleting the date of February 1, 2008 and substituting in lieu thereof the date of March 1, 2008

3. Magnitude $3.5 Million Investment. A new Section 3(H) and a new Section 3(I) shall be inserted into Amendment No. 3, adding the following new provisions:

(H) On the earlier date of January 31, 2008 or the date Magnitude receives sufficient funds to make a payment of $50,000, Magnitude shall make a payment of $50,000 to the shareholders of Kiwibox. In the event that the $1,340,000, representing the balance due of the $3 million commitment of Tell Capital AG made to Magnitude (which amount includes the $625,000 Kiwibox Funding Amount due January 1, 2008), is not received on or before January 31, 2008, Magnitude shall make an additional payment of $50,000 to the Kiwibox shareholders on January 31, 2008, and the due date for the receipt of the $1,340,000 shall be extended to February 5, 2008. All Magnitude payments made under this Section 3(H) shall be disbursed 33 and 1/3% to each of the three Kiwibox shareholders.

(I) On or before April 1, 2008, Magnitude shall make a payment of $50,000 to the shareholders of Kiwibox. In the event that the $1,700,000 Kiwibox Funding Amount is not received on or before April 1, 2008, Magnitude shall make an additional payment of $50,000 to the Kiwibox shareholders on April 1, 2008, and the due date for the receipt of the $1,700,000 shall be extended to April 5, 2008. All Magnitude payments made under this Section 3(I) shall be disbursed 33 and 1/3% to each of the three Kiwibox shareholders.

B. Reconfirmation. The parties hereto reconfirm and acknowledge the legal viability of the Agreement, including Amendments No. 1, No. 2, No. 3, No. 4 and this Amendment No. 5 thereto between them as well as all of the terms and provisions of the Agreement and amendments not modified by this Amendment.

IN WITNESS WHEREOF, the parties have signed this Amendment as of the day, month and year first above written.

Kiwibox Media, Inc.	Magnitude Information Systems, Inc.

By: /s/ Lin Dai	By: /s/ Edward L. Marney
Lin Dai, President	Edward L. Marney, President

/s/ Ivan Tumanov	/s/ Michael Howard	/s/ Lin Dai
Ivan Turmanov	Michael Howard	Lin Dai
Kiwibox Shareholder	Kiwibox Shareholder	Kiwibox Shareholder